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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), and/or trustees and/or officers of CalEnergy Capital Trust, CalEnergy Capital Trust II, CalEnergy Capital Trust III, CalEnergy Capital Trust IV, CalEnergy Capital Trust V and/or CalEnergy Capital Trust VI, each a Delaware business trust (collectively, with the Company, the "Registrants"), and/or administrators of MidAmerican Energy Company Retirement Savings Plan, MidAmerican Energy Company 401(k) Plan for Bargaining Employees, MidAmerican Energy Company 1995 Long Term Incentive Plan, Amended and Restated 1986 Stock Option Plan, 401(k) Plan, Executive Option Agreement, 1994 Employee Stock Purchase Plan, Restricted Stock Grant for David L. Sokol, 1996 Stock Option Plan, Non-Employee Director Stock Option Election Plan, Nonqualified Employee Stock Options and/or Money Purchase Pension Plan, each a plan of the Company, constitutes and appoints Steven A. McArthur his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements of the Registrants (Reg. Nos. 333-74691, 33-26296, 33-38431, 33-41152, 33-44934,
33-52147, 33-64897, 333-30395, 333-62697, 333-08315, 333-30537 and 333-45615),
and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of April 2000.

/s/ David L. Sokol                      /s/ Patrick J. Goodman
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David L. Sokol                          Patrick J. Goodman

/s/ Gregory E. Abel                     /s/ Warren E. Buffett
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Gregory E. Abel                         Warren E. Buffett

/s/ Douglas L. Anderson                 /s/ Marc D. Hamburg
-----------------------------           ------------------------------
Douglas L. Anderson                     Marc D. Hamburg

/s/ Edgar D. Aronson                    /s/ Richard R. Jaros
-----------------------------           ------------------------------
Edgar D. Aronson                        Richard R. Jaros

/s/ John K. Boyer                       /s/ David Scott
-----------------------------           ------------------------------
John K. Boyer                           David Scott

/s/ Stanley J. Bright                   /s/ Walter Scott, Jr.
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Stanley J. Bright                       Walter Scott, Jr.